--------------------------------------------------------------------------------
3. Variable Account, Funds and Sub-Accounts (see Variable Account section for further information)

    The Variable Account is MONY America Variable Account L and includes the sub-accounts listed below. The sub-accounts available for investment purposes, and the applicable funds are:

Sub-Account                             Sub-Account (continued)
-----------                             ----------------------

AIM V.I. Financial Services             EQ/Long Term Bond
AIM V.I. Global Health Care             EQ/Lord Abbett Mid Cap Value
AIM V.I. Technology                     EQ/Money Market
All Asset Allocation                    EQ/Montag & Caldwell Growth
AXA Aggressive Allocation               EQ/PIMCO Real Return
AXA Conservative Allocation             EQ/Short Duration Bond
AXA Conservative - Plus Allocation      EQ/Small Company Index-A
AXA Moderate Allocation                 EQ/T. Rowe Price Growth Stock
AXA Moderate - Plus Allocation          EQ/VanKampen Mid Cap Growth
Dreyfus Stock Index                     EQ/VanKampen Real Estate
EQ/AllianceBernstein Common Stock       Fidelity VIP Asset Manager
EQ/AllianceBernstein International      Fidelity VIP Contrafund
EQ/AllianceBernstein Quality Bond       Fidelity VIP Growth and Income
EQ/AllianceBernstein Small Cap Growth   Franklin Income Securities Fund
EQ/AllianceBernstein Value              Janus Aspen Series Forty
EQ/BlackRock International Value        Janus Aspen Series International Growth
EQ/Bond Index                           Janus Aspen Series Mid Cap Growth
EQ/Boston Advisors Equity Income        Janus Aspen Series Mid Cap Value
EQ/Calvert Socially Responsible         Janus Aspen Series Worldwide Growth
EQ/Capital Guardian Growth              MFS Utilities
EQ/Capital Guardian Research            Morgan Stanley UIF Emerging Markets Debt
EQ/Caywood-Scholl High Yield Bond       Morgan Stanley UIF Global Value Equity
EQ/GAMCO Small Company Value            Multimanager Core Bond
EQ/Government Securities                Multimanager Large Cap Value
EQ/International Growth                 Multimanager Small Cap Growth
EQ/JPMorgan Core Bond                   Van Eck Worldwide Bond
EQ/JPMorgan Value Opportunities         Van Eck Worldwide Emerging Markets
                                        Van Eck Worldwide Hard assets


AIM Variable Insurance Funds, AXA Premier VIP Trust, EQ Advisors Trust and Janus Aspen Series are organized under the laws of Delaware. Dreyfus Stock Index Fund, Inc., and The Universal Institutional Funds, Inc. are organized under the Laws of Maryland. The Fidelity Variable Insurance Products, MFS(R) Variable Insurance Trust(SM) and Van Eck Worldwide Insurance Trust are organized under the laws of Massachusetts. Except for Janus Aspen Series Forty Portfolio, each fund is registered with the Securities and Exchange Commission (SEC) as an open end, diversified, management investment company under the Investment Company Act of 1940. The Janus Aspen Series Forty Portfolio is registered with the SEC as an open end, non-diversified, management investment company under the Investment Company Act of 1940.








B1-96 (11/07)                                                             Page 5